UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 23, 2019

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Deferral and Consent Agreement:

On July 23, 2019, with an effective date of April 1, 2019, IMH Financial Corporation (the “Company”) entered into a Deferral and Consent Agreement (the “Consent”) with JPMorgan Chase Funding Inc. (“JPM Funding”), JCP Realty Partners, LLC (“JCP”), and Juniper NVM, LLC (“Juniper”, and together with JPM Funding and JCP, the “Preferred Holders”) pursuant to which the Preferred Holders agreed, effective as of April 1, 2019, to defer by one year the date upon which the Preferred Holders may exercise their redemption rights under the Company’s Certificate of Incorporation. In consideration of this deferral, the Company agreed to pay the following amounts to the Preferred Holders on the earlier to occur of (x) the occurrence of a Liquidation Event or Deemed Liquidation Event as defined in the Company’s Certificate of Incorporation or (y) July 25, 2020: JPM Funding - $1,800,015.00; JCP - $420,957.57; and Juniper - $417,049.43. The Consent contains various representations, warranties and other obligations and terms that are commonly contained in an agreement of this nature.

The Consent is attached as Exhibit 10.1 to this Current Report and the description of the Consent in this Item 1.01 is qualified in its entirety by reference to such agreement.

Section 3 – Securities and Trading Markets

Item 3.03 Material Modifications to Rights of Security Holders.

As described in Item 1.01 above, effective as of April 1, 2019, the Company and the Preferred Holders entered into a Deferral and Consent Agreement pursuant to which certain redemption rights of the Preferred Holders were modified. The modifications set forth in that Deferral and Consent Agreement are generally described in Item 1.01 above, which disclosure is incorporated into this Item 3.03.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description
10.1
Deferral and Consent Agreement, effective as of April 1, 2019, entered into on July 23, 2019, by and among IMH Financial Corporation, JPMorgan Chase Funding Inc., JCP Realty Partners, LLC, and Juniper NVM, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 29, 2019

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer

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